Exhibit 10(ii)


         RESOLVED: That Article Fourth of the Restated Certificate of Incorporation of the corporation, as amended, be amended to include the rights and designation of the Series C Convertible Preferred Stock by adding to Article Fourth thereof a new subsection F as follows:

F.       SERIES C PREFERRED STOCK

         1. Designation. There is hereby created a series of the Preferred Stock consisting of 50,000 shares having the designation, voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof as are set forth in this Paragraph F. This series is designated "Series C Convertible Preferred Stock" (hereinafter called "Series C Stock").

         2.       Cash Dividend.

                  (a) The record holders of the outstanding shares of Series C Stock ("Series C Holders") shall be entitled to receive noncumulative cash dividends when and as declared by the Board of Directors, provided that no such dividend shall be declared unless an equivalent, ratable dividend is also declared with respect to the outstanding shares of Series B Stock.

                  (b) In addition to any dividends declared in accordance with the preceding subparagraph (a), the holders of Series C Stock shall be entitled to receive dividends at the rate of 8% per annum of the initial purchase price of $100 per share, cumulative from the issuance date, but not to exceed 47% in the aggregate, provided that such dividends shall be payable only upon a Liquidation Event (as defined herein), and provided further that any such dividend payment shall be coupled with an equivalent, ratable dividend to the holders of Series B Stock calculated upon the initial purchase price of the Series B Stock of $1,000 per share. Payment of dividends pursuant to this subparagraph (b) shall be made in full prior to the payment of dividends on Common Stock.

                  (c) Upon the payment or setting apart for payment of any dividends upon the outstanding shares of Series C Stock and Series B Stock, the Board of Directors may declare and pay dividends upon the Common Stock up to an amount with respect to each share of Common Stock equal to the amount paid or set aside for payment with respect to each share of Series C Stock and Series B Stock divided, in each case, by the number of shares of Common Stock into which each such share of Series C Stock or Series B Stock shall then be convertible.

          3. Redemption. The Series C Stock may not be redeemed, in whole or in part

         4.       Liquidation.

                  (a) In the event of a Liquidation Event, any amount paid or payable to the Series C Holders shall rank, in right of payment, pari passu with

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any and all  amounts  then  payable by reason of such  Liquidation  Event to the holders of Series B Stock and any declared but unpaid dividends on the Series B Stock and senior to all other classes of stock.

                  (b) Subject to the preceding subparagraph (a), in the event of any Liquidation Event, the Series C Holders shall be entitled to be paid an amount equal to One Hundred Dollars ($100.00) per share plus all dividends thereon accrued and remaining unpaid up to the date of such Liquidation Event whether or not at such times the corporation shall have surplus available for the payment of dividends.

                  (c) In the event of any Liquidation Event, the Series C Holders shall not participate further in any liquidating distributions to holders of Common Stock, but shall be given not less than 20 business days' prior written notice of any Liquidation Event in order to decide whether to convert their shares prior to the Liquidation Event.

                  (d) A merger, consolidation, dissolution, winding up or sale of all or substantially all of the assets of the Corporation, whether voluntary or involuntary, shall be deemed to be a liquidation event ("Liquidation Event") unless (a) in the case of a merger, the Corporation is the surviving entity or
(b) the holders of at least 75% of the combined Series C Stock and Series B Stock determine that such action should not be deemed a Liquidation Event.

         5.       Conversion.

                  (a) Right to Convert and Conversion Rate. At the option of each holder of Series C Stock, such holder's holdings of Series C Stock shall be convertible into shares of Common Stock at any time and from time to time and cash in lieu of fractional shares upon the following terms and conditions:

                         (i) Each share of Series C Stock  shall be  convertible
from and after the date of its issuance at the office of any Transfer Agent for the Series C Stock (or such other place as may be designated by the corporation) into fully paid and non-assessable shares of Common Stock (as such Common Stock shall then be constituted) into such whole number of fully paid and nonassessable shares of Common Stock as equals $100 divided by the Conversion Price (as last adjusted and then in effect). The "Conversion Price" shall initially be equal to forty cents ($.40); provided however, that such Conversion Price shall be subject to adjustment to the extent provided in subpart (b) of this subparagraph 5.

                         (ii) In order to convert  shares of Series C Stock into
Common Stock, the holder thereof shall surrender the certificate or certificates for Series C Stock, duly endorsed to the corporation or in blank, at the office of any Transfer Agent for the Series C Stock (or such other place as may be designated by the corporation), and shall give written notice to the corporation at said office that he elects to convert the same and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. The corporation will, as soon as practicable thereafter, deliver at said

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office to such holder of shares of the Series C Stock such  holder's  nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid. Shares of the Series C Stock shall be deemed to have been converted as of the date of the surrender of such certificate or certificates for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

               (b)  Conversion  Adjustment   Provisions.   The  conversion  rate
provided in subpart (a) (i) above shall be subject to adjustment to the extent provided below:

                              (i)    Stock    Dividends,     Subdivisions    and
                    Combinations. In the event the corporation shall

                              (x) pay a  dividend  of  Common  Stock,  or of any
                    capital  stock   convertible   into  Common  Stock,  on  its
                    outstanding Common Stock;

                              (y) subdivide its outstanding  Common Stock into a
                    larger number of shares of Common Stock by reclassification or otherwise; or

                              (z) combine its  outstanding  Common  Stock into a
                    smaller number of shares of Common Stock by reclassification or otherwise.

                    the conversion rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any Series C Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock (and, in the case of a dividend payable in capital stock convertible into Common Stock, the number of shares of such capital stock) which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series C Stock been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events described above shall occur. In the case of a dividend, any such adjustment shall be made as of the record date thereof and in the case of a subdivision or combination, any such adjustment shall be made as of the effective date thereof.

                              (ii)  Minimum   Adjustment.   Notwithstanding  the
                    provisions of (i) of this subpart (b), no adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least 2% of such rate; provided, however, that any such adjustments which
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                    are not  required  to be made shall be carried  forward  and
                    taken  into  account  in  any  subsequent  adjustment.   All
                    calculations required by any provision of this subpart (b) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                              (iii) Notice of Adjustment  of  Conversion  Price.
                    Whenever the Conversion Price shall be adjusted as provided in this subsection (b), the corporation shall forthwith file, at the office of the transfer agent for the Series C Stock or at such other place as may be designated by the corporation, a statement, signed by its independent certified public accountants or its Chief Financial Officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The corporation shall also cause a copy of such statement to be sent by first class, certified mail, return receipt requested, postage prepaid, to each holder of shares of Preferred Stock at such holder's address appearing on the corporation's records.

                  (c) Fractional Shares. No fraction of a share of Common Stock shall be issued upon any conversion of Series C Stock but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the market value of a full share of Common Stock. For such purpose, the market value of a share of Common Stock shall be the market value at the close of the most recent trading day prior to the date as of which the determination is made; provided, however, that if the Common Stock is not traded in such manner that such valuation referred to herein is available, market value shall be determined in good faith by the Board of Directors of the corporation.

                  (d) Reservation of Common Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purposes of effecting the conversion of the shares of the Series C Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series C Stock at the time outstanding.

          6. Voting on Amendments to the Certificate of Incorporation as a Class.

                    (a) The Series C Holders shall be entitled to vote as a separate voting group on any proposed amendments to the corporation's
Certificate of Incorporation (including any applicable Certificates of Designation), whether or not such voting rights are granted by Section 33-798 of the Connecticut Business Corporation Act or a successor thereto, if the amendment would:

                              (i) Increase or decrease the  aggregate  number of
                    authorized shares of the Series C Stock;

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                              (ii) Effect an exchange or reclassification of all
                    or part of the shares of the Series C Stock into shares of another class;

                              (iii) Effect an exchange or  reclassification,  or
                    create the right of exchange, of all or part of the shares of another class into shares of the Series C Stock;

                              (iv) Change the designation,  rights,  preferences
                    or limitations of all or part of the shares of the Series C Stock;

                              (v) Change the shares of all or part of the Series
                    C Stock into a different number of shares of the same class;

                              (vi) Create a new class of shares having rights or
                    preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the Series C Stock;

                              (vii) Increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the Series C Stock; or

                              (viii) Cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the Series C Stock.

                    (b) If a proposed amendment that entitles the Series C Stock and one or more other series of shares to vote as separate voting groups under this section would affect the Series C Stock and such one or more series in the same or a substantially similar way, the shares of all the series so affected must vote together as a single voting group on the proposed amendment.